EXHIBIT 99.1

Mawson Infrastructure Group Further Grows and Expands Digital Co-Location Business

Further Growth of 24% in Overall Digital Co-Location Services Business Expanding to about 31,164 Miners or about 102 MW

Increases Digital Co-Location Services Business by about another 5,880 Miners or about another 20 MW

MIDLAND, Pa., June 18, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure company, announced that it has further expanded its digital co-location business.

Rahul Mewawalla, CEO and President of Mawson, commented, "We are delighted to grow and expand our overall co-location services business to about 102 MW or about 31,164 miners under customer agreements. Our accelerated growth in our co-location platforms business is driven by our optimizing reliable, efficient, scalable and sustainable carbon-free digital infrastructure solutions for our enterprise class customers.”

On June 14, 2024, Mawson signed a new 20 MW co-location customer agreement with Krypton Technologies LLC and per the new customer agreement, Mawson is expected to deploy about an additional 5,880 customer mining units that will further expand Mawson’s digital co-location services platforms business.

The 20 MW expansion of Mawson's Midland Pennsylvania facility, announced on April 30, 2024, is progressing well and will increase the facility's total operating capacity to 120 MW, with a capacity for about 38,810 miners for self-mining or co-location business services. The planned expansion at the Company’s Midland facility to 120 MW along with the 8.8 MW of self-mining capacity at the Company's Bellefonte, Pennsylvania facility, is expected to increase Mawson's total combined capacity across its facilities to approximately 129 MW or about 41,530 miners. In addition to its digital co-location services business, Mawson operates self-mining bitcoin and energy management businesses.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is building the next generation digital infrastructure platform. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy, including the growth of the bitcoin network, digital assets and other high-performance computing solutions using a carbon-free energy approach. To learn more, visit https://www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 21, 2023, November 13, 2023, May 15, 2024, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit:
Website: https://www.mawsoninc.com/
Twitter: Mawson (@Mawsoninc) / X (twitter.com)
LinkedIn: https://www.linkedin.com/company/mawsoninc/
Facebook: Mawson Inc | Pittsburgh PA | Facebook

Investor Contact:
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IR@mawsoninc.com

Media Contact:
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